UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

CABG MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-51050 (Commission File Number)	41-958628 (IRS Employer Identification No.)

14505 — 21st Avenue North, Suite 212
Minneapolis, Minnesota 55447
(Address of Principal Executive Offices) (Zip Code)

(763) 258-8005
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 13, 2004, the Board of Directors of CABG Medical, Inc., acting pursuant to authority granted by the Company’s Bylaws, increased the size of the Board from one to five directors and elected John L. Babitt, A. Jay Graf, Robert E. Munzenrider and Arch C. Smith as additional directors. Messrs. Graf, Munzenrider and Smith were all appointed to serve on the Compensation Committee and the Audit Committee. Messrs. Graf and Smith were also appointed to serve on the Governance/Nominating Committee.

     The newly elected directors were not named as directors pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been in the past, any transactions to which the Company, any of its subsidiaries or affiliates and Messrs. Graf, Munzenrider or Smith has or had a direct or indirect material interest. Mr. Babitt serves as the Company’s President, Chief Operating Officer and Chief Financial Officer.

Item 8.01 Other Events.

     On December 13, 2004, CABG Medical, Inc. announced that it has closed its initial public offering of 5,500,000 shares of its common stock with proceeds to the company of approximately $27.8 million, net of offering expenses. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

99.1	Press release dated December 13, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2004

CABG MEDICAL, INC.
By:	/s/ JOHN L. BABITT
John L. Babitt
President, Chief Operating Officer and Chief Financial Officer

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
December 13, 2004	000-51050

CABG MEDICAL, INC.

EXHIBIT NO.	ITEM
99.1	Press release dated December 13, 2004.

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